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Exhibit 99.1

For Immediate Release
Investor Contact:  David Allan, FBR (703) 469-1080
Media Contact:  Melanie Nelson, FBR (703) 312-9623


Friedman Billings Ramsey Group
Reports $0.12 Per Share in Second Quarter

National Advertising Campaign for fbr.com Begins Tomorrow

Washington, D.C., July 21, 1999 -- Friedman Billings Ramsey Group, Inc. (NYSE:FBR) today reported $5.8 million in net income or $0.12 per share for the second quarter ended June 30, 1999 versus $7.4 million in net income or $0.15 per share for the same quarter a year ago. Revenue for the quarter was $40 million compared with $57 million in the second quarter of 1998.

"The second quarter was an excellent quarter for the firm with contributions from each area of our business, notably with increases in M&A advisory revenues and significant gains in incentive-based assets under management" said Emanuel
J. Friedman, Chairman and Chief Executive Officer of Friedman Billings Ramsey Group, Inc. "We are also pleased with the increase in investment banking activity during the quarter led by our $182 million equity offering for Key Energy Services (NYSE: KEG) in May."

Net income for the six-month period was $5.9 million or $0.12 per share versus $23.0 million or $0.46 per share for the first six months of 1998. For the six-month period ended June 30, 1999, revenue amounted to $62.4 million compared to $125.3 million for the same period in 1998.

Friedman continued, "Our focus now is on pursuing the tremendous market opportunity for fbr.com, our financial services portal for the online investor. With no 'bricks-and-mortar' retail channel and no retail brokers, we are in an excellent position to aggressively go after the online investor market, which is expected to triple from approximately 8 million accounts to 24 million accounts over the next two and a half years. FBR, with approximately 85 investment bankers and 55 research analysts, is well positioned to leverage its strengths on the Internet."

"Tomorrow, our first national ads for fbr.com will appear in major daily newspapers around the country," Friedman continued. "The message of the ads is clear. As a leading underwriter with an electronic distribution channel, we plan to put meaningful amounts of IPO shares in the hands of the online investor. Last week's 'no action' letter by the SEC strengthens our ability to allocate shares in size by effectively eliminating the practical problems of confirming hundreds or thousands of orders by phone. The SEC's position is a benefit to online investment banks and online investors alike."


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Progress on fbr.com

President of FBR Group W. Russell Ramsey said, "We are pleased with the progress we have made since launching fbr.com's IPO DesktopSM on April 15th. We completed two, co-managed offerings during the quarter CareerBuilder (CBDR) on May 12 followed by CAIS Internet (CAIS) on May 20."

Ramsey continued, "It is important for the investing public to realize that FBR, as a lead and co-manager of IPOs, has a much greater ability to allocate IPO shares than an underwriter who is participating in a syndicate or selling group. This is a key point of differentiation for our company from comparable online investment banks and electronic brokerages."

"We have recently established a $2,000 account minimum to invest online with fbr.com and to have access to our IPOs at a 100 share, round-lot, minimum order. This reasonable minimum is consistent with our goal to democratize the IPO process for the online investor. Other firms, by comparison, have set this minimum as high as $100,000 or higher, which eliminates many individual investors," Ramsey said.

In July, fbr.com engaged Hill, Holliday, Connors, Cosmopulos Inc. in New York to create and execute an overall brand awareness campaign. The first component of the campaign, full-page, print ads, will appear in tomorrow's editions of The Wall Street Journal, The New York Times, The Boston Globe, The Washington Post, Chicago Tribune, Austin American-Statesmen, The Los Angeles Times, San Francisco Chronicle, San Francisco Examiner, San Jose Mercury News, Seattle Times and Seattle Post-Intelligencer.

On June 23, fbr.com launched online trading. Investors can now trade in stocks and mutual funds and have access to research and IPOs through fbr.com. As part of a summer promotion, new customers receive their first eight trades commission-free before September 30, 1999.

President of fbr.com Suzanne Richardson said, "Our goal is to provide online investors with exceptional customer service and the best possible user experience. During the quarter, we established a customer service call center in Arlington, Virginia with a capacity of 80 seats and room to grow."

Richardson continued, "Our goals for the next four months are to roll-out Fund DesktopSM, which will offer accredited investors private investment partnerships, venture capital and private equity funds, as well as Research DesktopSM, which will offer both FBR's research and research from third parties. Later in the year, we plan to introduce DAE (direct access execution) DesktopSM to provide active investors with a highly efficient, alternative way to trade online with Level II trading information.

Other 2nd Quarter Highlights

Other highlights for the second quarter include:

* Friedman Billings Ramsey Group, Inc. ended the quarter with $812 million in total assets under management as of June 30, 1999. This total includes funds raised in connection with the closing of a second venture capital fund by FBR Technology Venture Partners, Inc. (TVP) for investments in technology start-up companies.

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* Three of FBR TVP's portfolio companies completed Initial Public Offerings in the second quarter: Proxicom (PXCM), CareerBuilder (CBDR) and Network Access Solutions (NASC). The market value increase in TVP's investments in these newly public companies contributed to an increase in the Company's investment gains and Assets under Management during the quarter.

* The Company acted as M&A advisor to Building One Services Corporation (BOSS) in its successful re-capitalization in April. (FBR originally acted as the lead manager for the Initial Public Offering of the predecessor company to Building One Services in 1997.) Following the completed re-capitalization, the Company sold warrants it held from the completion of the IPO to Boss Investment LLC in June, which resulted in investment gains in the second quarter.

Vice Chairman and Chief Operating Officer of FBR Group Eric Billings said, "Through fbr.com, we are positioning FBR at the forefront of online investment banking. In IPOs where we are the lead or co-manager, we plan to put up to 50 percent of our share allocation online. Based on our record as an underwriter and the current health of the capital markets, FBR is in an excellent position to move online investors into the realm of much larger allocations."

FBR had 48,881,817 common shares outstanding, shareholders' equity of $188 million and book value per share of $3.84 as of June 30, 1999.

Friedman, Billings, Ramsey Group (NYSE:FBR), is an investment bank and asset manager and the parent company of fbr.com, an online investment bank and electronic brokerage. Headquartered in Northern Virginia, home to many of the world's leading online businesses, the Company has become a leading underwriter of Initial Public Offerings and provides analyst research on 430 companies. fbr.com, a division of FBR Investment Services, Inc., leverages the Company's strengths as an underwriter and asset manager by providing online investors with access to IPOs, online trading, research, and unique asset management products. For more information, please visit our website at www.fbr.com.

Statements concerning future performance, earnings, developments, expenditures, negotiations or other events, concerning expectations for plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual events and results to differ materially from stated expectations. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.

#     #     #



Note to Editors: Two pages of financial information follow this page

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FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)


Three months ended
June 30,
                                      1999        %     1998        %
REVENUES
Investment Banking                   $15,065    37.3%  $45,928    80.1%
Institutional Brokerage               10,701    26.5%   11,975    20.9%
Asset management fees                  2,522     6.2%    2,306     4.0%
Gains and losses, net                  9,715    24.1%   (8,558)  -14.9%
Interest and dividends                 2,376     5.9%    5,683     9.9%

  Total revenues                      40,379   100.0%   57,334   100.0%

EXPENSES:
Compensation and benefits             22,109    54.8%   28,899    50.4%
Business development                   5,908    14.6%    8,259    14.4%
Interest                                 494     1.2%    1,468     2.5%
Other                                  6,019    14.9%    6,115    10.7%

   Total expenses                     34,530    85.5%   44,741    78.0%

   Net income before income taxes      5,849    14.5%   12,593    22.0%

Provision for income taxes                 -     0.0%    5,160     9.0%

   Net income                          5,849    14.5%    7,433    13.0%

Basic and diluted earnings per share    $0.12    -    $0.15    -

Weighted average shares (in thousands)  48,692  -    50,029  -

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)



Three months ended
June 30,

                                      1999        %     1998        %
REVENUES
Investment banking                   21,113   33.8%   97,299    77.7%
Institutional brokerage              20,797   33.3%   24,717    19.7%
Asset management fees                 4,859    7.8%    5,475     4.4%
Gains and losses, net                10,760   17.2%  (11,475)   -9.2%
Interest and dividends                4,919    7.9%    9,302     7.4%

 Total revenues                      62,448  100.0%  125,318   100.0%

EXPENSES:
Compensation and benefits            36,347   58.2%   57,242    45.7%
Business development                  8,502   13.6%   15,065    12.0%
Interest                              1,001    1.6%    3,127     2.5%
Other                                10,704   17.2%   11,555     9.2%

 Total expenses                      56,554   90.6%   86,989    69.4%

 Net income before income taxes       5,894    9.4%   38,329    30.6%

Provision for income taxes                -    0.0%   15,317    12.2%

 Net income                           5,894    9.4%   23,012    18.4%

 Basic and diluted earnings
  per share                           $0.12     -      $0.46      -

Weighted average shares
 (in thousands)                      48,862     -     50,029      -

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